Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,514,635
Unrealized Gain (Loss) on Market Value of Futures	(3,652,949)
Dividend Income	197
Interest Income	6,747
ETF Transaction Fees	350
Total Income (Loss)	$(2,131,020)

Expenses
General Partner Management Fees	$38,047
Professional Fees	16,104
Brokerage Commissions	9,505
Non-interested Directors' Fees and Expenses	464
Prepaid Insurance Expense	344
NYMEX License Fee	950
SEC & FINRA Registration Expense	3,947
Total Expenses	69,361
Expense Waiver	(21,861)
Net Expenses	$47,500
Net Income (Loss)	$(2,178,520)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/15	$76,912,165
Additions (50,000 Shares)	1,443,225
Net Income (Loss)	(2,178,520)

Net Asset Value End of Month	$76,176,870
Net Asset Value Per Share (2,600,000 Shares)	$29.30

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612